                                                                   Exhibit 99(a)
                                [HAWTHORNE LOGO]


                        HAWTHORNE FINANCIAL CORPORATION

                                 PRESS RELEASE


OCTOBER 20, 1998
IMMEDIATE RELEASE

Contact:  Mr. Scott Braly, President and Chief Executive Officer (310) 725-5600
          Mr. Norman Morales, Chief Financial Officer            (310) 725-5631

          HAWTHORNE FINANCIAL REPORTS RESULTS FOR THIRD QUARTER

         (NASDAQ:HTHR) (El Segundo, CA) Hawthorne Financial Corporation (the "Company"), parent company of Hawthorne Savings, F.S.B. (the "Bank"), today announced the following results from operations.

         1998 THIRD QUARTER HIGHLIGHTS

                 - Net earnings for the quarter were $3.5 million, or $0.45 per diluted share

                 - Year-to-date net earnings were $8.5 million, or $1.33 per diluted share

                 - The 1998 results included income tax provisions of $1.6 million (3rd quarter) and $3.5 million (year-to-date); by comparison, the 1997 results included no income tax provision (3rd quarter) and an income tax benefit of $1.6 million (year-to-date)

                 - Return on average equity reached 22% during the third quarter and 21% for the nine months ended September 30, 1998 (including the impact of the Company's secondary offering completed in July 1998)

                 - The Company's pretax core earnings for the quarter and year-to-date rose by 90% and 86%, respectively, over the pretax core earnings realized during the comparable periods in 1997

                 - The Bank's effective interest rate margin (before recurring loan loss provisions) increased to 4.29% during the 3rd quarter of 1998, an increase to the Bank's effective interest margin of 4.03% generated during the 3rd quarter of 1997

                 - Net new loan commitments rose to $272 million for the quarter, and to $713 million year-to-date; by comparison, net new loan commitments during 1997 were $137 million (3rd quarter) and $325 million (year-to-date)

                 - The estimated, annualized yield on 1998 net new loan commitment volume remained above 10.00% during the 3rd quarter

                 - Total assets reached $1.4 billion at September 30, 1998, rising over 50% from their level at the end of 1997

The Company earned $3.5 million, or $0.45 per diluted share, for the quarter ended September 30, 1998. These results compare with net earnings of $3.2 million, or $0.47 per diluted share, for the quarter ended September 30, 1997. Earnings for the September 1998 quarter were driven by a 58% increase, to $13.6 million, in the Bank's net interest income before credit loss provisions as compared with the 1997 3rd quarter, which was only partially offset by higher general and administrative costs, a higher income tax provision, and higher interest expense associated with the Company's Senior Notes.

For the nine months ended September 30, 1998, net earnings were $8.5 million, or $1.33 per diluted share, as compared with net earnings of $8.0 million, or $1.20 per diluted share, for the nine months ended September 30, 1997. The 1997 period was substantially aided by an income tax benefit of $1.6 million (versus an income tax provision of $3.5 million for the corresponding 1998 period).

At September 30, 1998, total assets were $1.4 billion, an increase from total assets of $928 million at December 31, 1997, and $891 million at September 30, 1997. As of these respective dates, net loans and total deposits were $1.2 billion and $995 million (September 30, 1998), $838 million and $800 million (December 31, 1997), and $767 million and $776 million (September 30, 1997).


CORE BUSINESS ACTIVITY

The Company originates real estate-secured loans throughout Southern California, generally consisting of loans collateralized by very large homes, income-producing properties and residential construction projects (principally individual home construction). The Company funds its loans predominantly with retail deposits and, to a lesser extent, with advances from the Federal Home Loan Bank of San Francisco. The spreads earned by the Company from this core business activity generally exceed the spreads available on typical real estate-secured financings within the Company's Southern California market area.

The Company does not engage in any sub-prime lending, nor does the Company typically provide financing which involves conventional (e.g., FNMA-conforming) loan terms and loan pricing. The Company holds all of its loans for its own account, rather than selling loans into the secondary mortgage markets. With respect to its retail banking activities, the Company does not retain receivables arising from the issuance of Bank-sponsored credit cards, nor does the Bank provide meaningful credit extensions to customers in the form of overdraft protection, equity credit lines, and the like.


CAPITALIZATION

The Company's consolidated capital structure has changed significantly during the past three years, initially as a result of its recapitalization in December 1995, and then again in December 1997, due to its successful refinancing of the securities issued in the 1995 recapitalization. Finally, in July 1998, the Company successfully completed an offering of approximately 2.0 million of its common shares, which raised approximately $27.5 million of net proceeds. In addition to these positive changes to the Company's capital structure, the Company returned to taxable status during the first quarter of 1998, following several years during which it recorded substantial income tax benefits from utilization of accumulated operating loss carryforwards. Together, these factors make meaningful comparisons of consolidated operating results, and related per share amounts, between the 1998 and 1997 periods somewhat difficult.

                        HAWTHORNE FINANCIAL CORPORATION

PRESS RELEASE
OCTOBER 20, 1998
PAGE 3


CORE OPERATING RESULTS

Because of the significant changes to the Company's capital structure and taxable status, management believes that pretax core earnings are the most useful measure of the Company's underlying operating and earnings performance. Core earnings are earnings before interest on parent company debt, income taxes, real estate operations and non-operating items.

For the 3rd quarter of 1998, core earnings were $5.7 million, 90% greater than the $3.0 million of core earnings produced during the 3rd quarter of 1997. For the nine months ended September 30, 1998, core earnings were $13.8 million, virtually double core earnings of $7.4 million realized during the first nine months of 1997.

The substantial growth in core earnings results from the steady growth in earning assets during the past several quarters, which has been accompanied by a widening of the Bank's interest rate margin. The Company's and the Bank's core results have also been modestly aided by a decline in nonperforming assets.

The growth in earning assets results directly from the continuing successful expansion of the Company's real estate-secured financing businesses. During the 3rd quarter of 1998, the Company generated net new loan commitments of $272 million which, net of repayments and undisbursed loan funds, produced net growth of nearly $100 million in the Company's retained loan portfolio during the quarter, an annualized rate of 36%. For the nine months ended September 30, 1998, net new loan commitments totaled $713 million which, net of repayments and undisbursed loan funds, produced net growth of $352 million in the Company's retained loan portfolio during the first nine months of 1998, an annualized growth rate of nearly 56%. By comparison, the Company recorded net new loan commitments of $137 million and $325 million, respectively, for the three-and-nine-month periods ended September 30, 1997.

The Company's diversified mix of real estate-secured financings, and its willingness and ability to provide its customers with tailored loan terms and highly-efficient transaction execution when necessary, contributes to its ability to consistently produce premium yields on the incremental growth in its retained loan portfolio. At the same time, the Company has been successful in keeping its funding costs (excluding interest on parent company debt) virtually unchanged during the past several quarters. As a result, during the 3rd quarter of 1998, the Bank's interest margin (before interest on parent company debt and loan loss provisions) continued its steady improvement, reaching 4.29% of average interest-earning assets. This compares to the Bank's interest margin of 4.03% realized during the 3rd quarter of 1997. For the nine months ended September 30, 1998, the Bank's interest margin was 4.34%, as compared with its interest margin of 3.92% realized during the first nine months of 1997.

Nonperforming assets ("NPAs"), which consist of the carrying value of properties acquired through foreclosure and loan principal delinquent 90 days or greater, stood at $16.6 million at September 30, 1998, down from their level of $20.7 million at December 31, 1997. At the end of September 1998, the Bank's portfolio of real estate owned totaled $2.2 million, or 13% of NPAs.
The Bank continues to experience very modest levels of foreclosures of its collateral securing delinquent loans, with most such loans being cured by borrowers with no concessions being offered by the Bank.

As previously reported, in mid-1997 the Company commenced a series of initiatives intended to enhance its management depth, to convert its technology platform from an outsourced, host-based system to an in-house, client server-based system, and to design and to implement a plan to ensure Year 2000 compliance. These and related initiatives were expected to increase the Company's consolidated general and administrative costs during

                        HAWTHORNE FINANCIAL CORPORATION

PRESS RELEASE
OCTOBER 20, 1998
PAGE 4


1998 by about 15% as compared with 1997. During the three-and-nine-month periods ended September 30, 1998, consolidated general and administrative costs were $7.2 million and $20.3 million, respectively. For the corresponding periods during 1997, consolidated general and administrative costs were $5.2 million and $15.9 million, respectively. The actual 28% growth rate in general and administrative expenses for the first nine months of 1998 as compared with the same period during 1997 reflects the initiatives described above plus additional costs attributable to the Company's financial performance during the first nine months of 1998.


INCOME TAXES

During the three-and-nine months ended September 30, 1998, the Company's effective tax rate was 32.1% and 29.4%, respectively. During the corresponding periods in 1997, the Company recorded no income tax provision (1997 3rd quarter) and an income tax benefit of $1.6 million (nine months ended September 30, 1997). During the past several years, the Company has benefited from utilization of income tax benefits, principally tax loss carryforwards, accumulated during the early 1990's. The Company expects that these accumulated benefits will be fully utilized during 1998.


CAPITALIZATION

The Company's capital structure has changed significantly during the past three years. The Company's issues of Preferred Stock ($13.5 million face amount; dividend rate of 18.00%) and Senior Notes ($13.5 million face amount; 12.00% coupon interest rate), issued in December 1995 in connection with the recapitalization of the Company and the Bank, were repaid in full in December 1997 with the proceeds from a single, $40.0 million issue of Senior Notes, due 2004, which carry a coupon interest rate of 12.50% and an effective cost of approximately 13.40% (after including the effect of issue cost amortization). Through September 30, 1998, the Company had contributed all of the proceeds from its current Senior Notes issue to the Bank, which has permitted the Bank to support its recent asset growth while maintaining core and risk-based capital ratios well above the regulatory ratios which define a well-capitalized institution.

In July 1998, the Company completed an offering of approximately 2.0 million of its common shares, realizing net proceeds (after offering costs) of approximately $27.5 million. During the 3rd quarter of 1998, the Company contributed $5.0 million of these net proceeds to the Bank and retained approximately $22.5 million of liquidity at that date. The Company expects to contribute the majority of this remaining parent company liquidity to the Bank, as may be necessary over time, to support the Bank's future business growth while preserving the Bank's status as a well-capitalized institution.

At September 30, 1998, the Bank maintained core and risk-based capital ratios of 6.92% and 10.90%, respectively, which compared favorably to the well-capitalized regulatory ratios of 5.00% and 10.00%, respectively.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, economic conditions in the industry and factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         HAWTHORNE FINANCIAL CORPORATION

PRESS RELEASE
OCTOBER 20, 1998
PAGE 5



CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(DOLLARS AND SHARES ARE IN THOUSANDS)

                                                                          THREE MONTHS ENDED
                                    ----------------------------------------------------------------------------------------------
                                      SEP 30,         JUN 30,         MAR 31,            DEC 31,         SEP 30,         JUN 30,
                                        1998            1998            1998               1997            1997            1997
                                    -----------     -----------     -----------        -----------     -----------     -----------

CORE OPERATIONS
Net interest income                 $    13,552     $    11,850     $    10,340        $     9,421     $     8,596     $     8,418
Provision for credit losses              (1,950)         (1,750)         (1,485)            (1,398)         (1,500)         (1,500)
                                    -----------     -----------     -----------        -----------     -----------     -----------

Net interest income after
  provision for credit losses            11,602          10,100           8,855              8,023           7,096           6,918

Other operating revenues                  1,372           1,452             709                909           1,126             832
General and administrative costs         (7,240)         (6,791)         (6,280)            (6,139)         (5,203)         (5,244)
                                    -----------     -----------     -----------        -----------     -----------     -----------

CORE EARNINGS                             5,734           4,761           3,284              2,793           3,019           2,506
                                    -----------     -----------     -----------        -----------     -----------     -----------

OTHER ITEMS
Real estate operations, net                 616           1,031             333                  2             490             479
Other, net                                  (10)              4            (105)               219
Interest on senior notes                 (1,250)         (1,250)         (1,264)              (511)           (489)           (496)
                                    -----------     -----------     -----------        -----------     -----------     -----------
                                           (644)           (219)           (927)              (614)            220             (17)
                                    -----------     -----------     -----------        -----------     -----------     -----------

PRETAX EARNINGS                           5,090           4,542           2,357              2,179           3,239           2,489
Income tax (provision)
  benefit                                (1,632)         (1,370)           (524)               975             (25)            935
Extraordinary item                                                                          (1,534)
                                    -----------     -----------     -----------        -----------     -----------     -----------

NET EARNINGS                        $     3,458     $     3,172     $     1,833        $     1,620     $     3,214     $     3,424
                                    ===========     ===========     ===========        ===========     ===========     ===========

AVERAGE INTEREST-
  EARNING ASSETS                    $ 1,272,088     $ 1,071,300     $   953,391        $   876,500     $   852,184     $   836,988
                                    ===========     ===========     ===========        ===========     ===========     ===========

Net earnings available
Basic earnings per share            $      0.66     $      1.00     $      0.58        $      0.32     $      0.85     $      1.02
Diluted earnngs per share           $      0.45     $      0.56     $      0.32        $      0.18     $      0.47     $      0.57
YTD Diluted earnings per share      $      1.33     $      0.88     $      0.32        $      1.37     $      1.20     $      0.73
Weighted average basic
  shares outstanding                      5,189           3,168           3,157              3,090           3,058           2,767
Weighted average diluted
  shares outstanding                      7,708           5,663           5,681              5,622           5,532           4,959

                         HAWTHORNE FINANCIAL CORPORATION

PRESS RELEASE
OCTOBER 20, 1998
PAGE 6




CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS ARE IN THOUSANDS)

                                                                     SEPTEMBER 30,       DECEMBER 31,      SEPTEMBER 30,
                                                                          1998               1997               1997
                                                                     -------------      -------------      -------------
                               ASSETS                                 (UNAUDITED)         (AUDITED)         (UNAUDITED)

Cash and cash equivalents                                            $     166,454      $      51,620      $      17,906
Investment securities                                                          578             65,732
Loans receivable (net of allowance for credit losses of $16,160
     at Sep 1998, $13,274 at Dec 1997 and $13,253 at Sep 1997)           1,190,382            838,251            767,096
Real estate owned, net                                                       2,178              9,859             14,598
Other assets                                                                36,050             27,889             25,831
                                                                     -------------      -------------      -------------
     Total Assets                                                    $   1,395,064      $     928,197      $     891,163
                                                                     =============      =============      =============

                 LIABILITIES & STOCKHOLDERS' EQUITY
Deposits                                                             $     994,932      $     799,501      $     776,277
FHLB advances                                                              264,000             40,000             40,000
Senior notes                                                                40,000             40,000             12,560
Other liabilities                                                           17,095              6,377              7,461
                                                                     -------------      -------------      -------------
     Total Liabilities                                                   1,316,027            885,878            836,298
                                                                     -------------      -------------      -------------

     Preferred Stock                                                        11,592
     Common Stock                                                           79,037             42,319             43,273
                                                                     -------------      -------------      -------------

     Total Stockholders' Equity                                             79,037             42,319             54,865
                                                                     -------------      -------------      -------------

     Total Liabilities and Stockholders' Equity                      $   1,395,064      $     928,197      $     891,163
                                                                     =============      =============      =============

SUPPLEMENTAL INFORMATION - BANK CAPITAL                              SEPTEMBER 30,       DECEMBER 31,      SEPTEMBER 30,
                                                                         1998                1997               1997
                                                                     -------------      -------------      -------------
Core capital                                                         $      94,752      $      69,900      $      65,863
Ratio                                                                        6.92%              7.55%              7.49%

Risk-based capital                                                   $     106,252      $      78,454      $      73,571
Ratio                                                                       10.90%             11.48%             11.99%

                         HAWTHORNE FINANCIAL CORPORATION

PRESS RELEASE
OCTOBER 20, 1998
PAGE 7



SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS
(DOLLARS ARE IN THOUSANDS)

ASSET QUALITY                                                    SEPTEMBER 30,             DECEMBER 31,            SEPTEMBER 30,
                                                                      1998                     1997                     1997
                                                                ---------------          ---------------          ---------------
                                                                  (UNAUDITED)              (UNAUDITED)              (UNAUDITED)
NONPERFORMING ASSETS
    Real estate owned, net                                      $         2,178          $         9,859          $        14,598
    Nonperforming loans, 90 days and greater delinquent                  14,446                   10,793                    5,547
                                                                ---------------          ---------------          ---------------
TOTAL NONPERFORMING ASSETS                                               16,624                   20,652                   20,145

OTHER CLASSIFIED LOANS
    Other delinquent loans, 30 - 89 days                                 11,738                    4,435                    6,533
    Performing loans classified
     substandard                                                         39,715                   36,013                   56,939
                                                                ---------------          ---------------          ---------------

TOTAL CLASSIFIED ASSETS                                         $        68,077          $        61,100          $        83,617
                                                                ===============          ===============          ===============

TOTAL CLASSIFIED LOANS                                          $        65,899          $        51,241          $        69,019
                                                                ===============          ===============          ===============

Net loans receivable, exclusive of reserves
    on loans                                                    $     1,222,702          $       851,525          $       780,349
                                                                ===============          ===============          ===============

RESERVES ON LOANS
    Specific                                                    $         4,527          $         3,878          $         2,327
    General                                                              11,633                    9,396                   10,926
                                                                ---------------          ---------------          ---------------
Total                                                           $        16,160          $        13,274          $        13,253
                                                                ===============          ===============          ===============

SELECT ASSET QUALITY RATIOS AT PERIOD END
Total nonperforming assets to total assets                                  1.2%                     2.2%                     2.3%
Total reserves to net loans receivable                                      1.3%                     1.6%                     1.7%
Total reserves to classified loans                                         24.5%                    25.9%                    19.2%
Total reserves to nonperforming loans                                     111.9%                   123.0%                   238.9%
Total classified assets to Bank core capital and
   general loan loss reserves                                              63.9%                    77.1%                   108.9%
